UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: November 5, 2008
(Date of Earliest Event Reported)

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147

(State or other jurisdiction of	Commission File Number	(I.R.S. Employer
incorporation or organization)		Identification Number)
549 Baltic Way
Sunnyvale, CA 94089
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 5, 2008, the Board of Directors (the “Board”) of Harmonic Inc., a Delaware corporation (the “Company”), adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”).
The amendments to the Bylaws pertain exclusively to Article II, Section 2.5 with respect to advance notice of stockholder nominations for the election of directors and other stockholder business. In particular, Article II, Section 2.5 of the amended Bylaws specifies, among other things, the following:
•	To be properly brought before an annual meeting or special meeting, nominations for the election of directors or other business must be:
o	specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board;

o	otherwise properly brought before the meeting by or at the direction of the Board; or

o	otherwise properly brought before the meeting by a stockholder who (x) is a stockholder of record at the time of the giving of notice required by the Bylaws and on the record date for the determination of stockholders entitled to vote at the meeting, and (y) has timely complied in proper written form with the notice procedures set forth in the Bylaws.
•	The timing of the notice that is required to be given by a stockholder to the secretary of the Company in order for nominations for the election of directors or other business (to the extent permitted by the General Corporation Law of Delaware and the Bylaws) to be brought before an annual meeting or a special meeting by a stockholder.

•	The form and content of the notice that is required to be given by a stockholder to the secretary of the Company in order for nominations for the election of directors or other business (to the extent permitted by the General Corporation Law of Delaware and the Bylaws) to be brought before an annual meeting or a special meeting by a stockholder.
The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.3.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description

3.3	Amended and Restated Bylaws of Harmonic Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARMONIC INC.
Date: November 10, 2008

By:	/s/ Robin N. Dickson
Robin N. Dickson Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.3	Amended and Restated Bylaws of Harmonic Inc.